Exhibit 10.1

From: Q Saeed Sterilumen, Inc. 8480 East Orchard Road, Suite 2400 Greenwood Village, Colorado 80111 To: Rhonda Wallen 640 College Ave, Boulder, CO 80302 Re: Offer of Employment Dear Rhonda: STERILUMEN On behalf of Sterilumen, Inc. (the "Company") (NASDAQ: AUVI), I am pleased to extend you an offer of employment as the company's Vice President of Product Marketing & Corporate Development ("VP") on the following terms (the "Employment Offer".) 1. Position and Duties. The position of VP is offered on a full-time basis and your primary work location will be Greenwood Village, Colorado. You will be expected to devote your full time and best efforts to the performance of your responsibilities, as defined below, and you may not engage in any other business without the express written consent of the Company. Your job responsibilities as VP are consistent with the normal job duties of a public company, NASDAQ listed Company in this position, including but not limited to: • Engaging the leadership team and driving a culture of innovation you will report to directly to the Company's CEO, Q Saeed. The Company may change your position, duties, and work location from time to time in its discretion necessary to meet the demands of the business. • Be a leader on the team, manage and orchestrate marketers to ensure the success of all product placement and adoption • Interview, hire and training any approved new team members and give regular feedback to the team • Make data-driven decisions to hit company goals and create shareholder value • Develop and implement the strategy for pricing, messaging, packaging, promotion and selling of our products

STERILUMEN • Collaborate with Sales to train and support sales and customer support teams • Serve as an evangelist for our products through webinars, specific tradeshows and media, thought leadership and blogging, social media and speaking • Keep the company digital presence (e.g. web sites, FB, Linkedin) and assets up to date with market trends and competition • Collaborate with the senior leadership team and the Senior Business Unit Leaders to think about corporate development opportunities in a progressive, systematic and routine fashion. Build relationships with each business unit to keep an ongoing flow of ideas that is aligned with the business units' objectives • Serve as the interface with partner companies and the point of coordination for all co investment and other activities with these companies Partner with business leaders before, during and after the M&A processes, to ensure the deals make strategic sense, fit with the forward-looking business plans, and are integrated smoothly and fully optimized Lead cross-functional teams in developing acquisition business case analyses and executing and interfacing with finance, accounting, legal, tax, HR and other departments of to ensure seamless deal execution Evaluate and execute other strategic initiatives such a patents, divestitures, licensing, joint ventures and partnership activities Manage key deliverables including creating analyses, overseeing execution and identifying next steps in process flow 2. Compensation and Employee Benefits. Your annual base salary for the period commencing December 8, 2020 will be $215,000.00 less applicable payroll deductions and withholdings, payable on the Company's regular payroll dates ("Starting Salary"). You will be eligible for an annual variable "Bonus" at the discretion of the Board of Directors of up to 25% of your Starting Salary. You will also be awarded certain "Stock Options" as to be presented approximately by the end of 2020 and effective as of the effective date of your defined in, and subject to, the 2020 Employee Stock Option Plan. Once your current company's health benefits expire, your COBRA costs will be covered at 50% of your costs incurred until Company insurance is in effect. Please provide invoices for COBRA reimbursement with supporting cost documentation. During your employment, you will also be eligible to participate in the standard benefits plans offered to similarly situated employees by the Company, including, but not limited to, profit sharing, life and disability insurance, health insurance, subject to plan terms and generally applicable Company policies. The Company will reimburse you for your

STERILUMEN business travel and telephone in accordance with the Company guidelines. In addition, you will be given a laptop computer that will be returned to the Company at the conclusion of your employment. You will also be entitled to the paid holidays and other paid leave as set forth in the Company's policies. A full description of these benefits is available upon request. The Company may change compensation and benefits from time to time in its discretion. 3. "At-Will" Employment Relationship. Your employment with the Company will be "atwill." This means that your employment is for no specific period of time and the Company may terminate your employment at any time and for any reason whatsoever, with or without "cause" (defined below). The fact that your salary or other compensation is stated in terms of years or months does not alter the at-will nature of the employment, and does not mean and should not be interpreted to mean that you are guaranteed employment to the end of any period of time or for any period of time. Although your job duties, title, compensation and benefits, as well as the Company's personnel policies and procedures, may change from time to time, the "at-will" nature of your employment may only be changed expressly in a writing signed by you and the Company's President or other authorized designee. (a) The term "cause" means (i) a material breach of any agreement between you and the Company, including, without limitation, the company's governance, ethics, expenses and general conduct policies and practices, and/or any non-competition agreement or confidentiality agreement (which will include any violation resulting from you working for a competing company without the prior authorization and consent from the Company as contemplated by this Employment Offer); (ii) intentional or negligent misconduct by you in the performance of your duties or obligations to the Company in any material respect during your employment with the Company; (iii) a breach of any fiduciary duty which you owe to the Company in your capacity, a manager of the Company, or under any agreement between you and the Company as an employee; (iv) the conviction, plea of guilty or no contest or acceptance of deferred adjudication or unadjudicated probation by you during your employment with the Company with respect to (A) a felony (other than a driving infraction) or (b) embezzlement, dishonesty, a crime involving moral turpitude, or intentional and actual fraud; (v) the habitual use or abuse of alcohol, drugs or other substances, in each case that interferes with your employment with the Company; (vi) 3

STERILUMEN material unexcused absences from work; (vii) your failure to perform the job func~ ions , described above in paragraph 1, and failure to cure such deficiency within 7 business days after being provided written notice of such fai lure. 4. Written Modifications Only. This letter forms the complete and exclusive statement of the terms of your employment with the Company. It supersedes any other agreements or promises made to the Company, whether oral or written, and nothing in this letter creates an implied or explicit contract for employment. Changes in your employment terms, other than those changes expressly reserved to the Company's discretion in this letter, require a written modification signed by an authorized representative of the Company. 5. Terms of Acceptance. If you wish to accept employment with the Company under the terms described above, please sign and date this letter and return it to me by close of business December 7th. If you accept our offer, we would like you to start on December 8, 2020. We are looking forward to the opportunity of working closely with you in the near future. Sincerely, Keyoumars Saeed, CEO ACCEPTED AND AGREED: (Signature) Date: December 8, 2020 Date: December 8, 2020 4